UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

April 29, 2014

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or Telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET:	VOTE BY TELEPHONE:

http://www.cstproxyvote.com	1-866-894-0537 via touchtone phone

24 hours a day / 7 days a week	toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.

Go to the following website:	Call 1-866-894-0537

http://www.optimumbank.com/stockholder-information/	Have your Proxy Card in hand and follow the instructions.

Have your Proxy Card in hand and follow the instructions.

April 8, 2014

Dear Shareholder:

It is with pleasure that I tell you that since our last annual shareholder letter, I can confidently state that the Bank continues to operate from a position of balance and strength. The Bank was profitable in the 1st Quarter of 2014. Management and the Board of Directors expect the Bank to continue to be profitable throughout 2014.

The Bank has made incredible progress subsequent to the downturn in the real estate market five years ago. It is encouraging that we have the resources and infrastructure needed to keep the Bank moving forward. We will achieve the Bank’s goals with your help and continued support.

The Bank faced several unique challenges during 2013 which were successfully managed. We took the following affirmative steps which strengthened the Bank’s operating and financial condition:

•	We acquired new management including seasoned executives, Timothy Terry as Chief Executive Officer and Jeff Wagner as Chief Financial Officer, each with over 30 years of banking experience.

•	We reduced the Bank’s dependence on interest rate sensitive liabilities by liquidating troubled loans and bank owned real estate.

•

We have restructured long term debt to current interest rates, which generated significant savings in annual interest expense. These steps resulted in the improvement of our net interest margin to a percentage that exceeds 3.5%, which surpasses our peer group of banks.

•	We have increased our lending pipeline and continue to procure new loans.

•	We engaged technology and core processing vendors to streamline banking operations which will provide requisite infrastructure to increase our financial product offerings.

•	We implemented a vendor management program which to date has reduced expenses in excess of $200,000 annually with continued savings anticipated in 2014.

As our valued shareholder, be assured that our vigilance remains undimmed. Our principal challenge for the ensuing years will be to maximize profitability without sacrificing loan or credit quality while retaining our customer oriented banking culture.

We have identified strategic financial imperatives on which we will focus on in 2014. Our priority targets are aggressive but very realistic and provide for a real possibility of upside. Our strategy includes, but is not limited to the following:

•

We continue to offer competitive interest rates on deposits to attract new bank customers and funds for lending. The deposits provide the Bank with a very low cost of capital, enabling the Bank to provide new profitable loans to small business.

•	Management’s efforts continue to focus on relationships rather than transactional banking with the goal of serving small business in Southern Florida and attracting core deposits.

•	Technology including remote deposit capture and mobile banking will be drivers for future growth.

•	Management is committed to unlocking the value in the Bank’s balance sheet and moving to core profitability.

•	We continue to strengthen the Bank’s liquidity though the purchase of pledgable securities, new lines of credit and other improved cash management processes.

•

Management has increased emphasis on talented associates. Attracting, retaining, retraining and developing them remain our biggest advantages and continuing challenges. Management continues to help our associates succeed and develop the skills needed to drive the company’s growth.

In conclusion, on behalf of the Board of Directors, the Officers and staff of OptimumBank and OptimumBank Holdings, Inc., we thank you for your business and valued support. With your continued confidence, OptimumBank will progress with greater profitability that will unequivocally validate our mission to serve the community as a commercial bank and to increase our shareholder value.

If you have any questions concerning OptimumBank, please contact me either by telephone at 954-900-2813 or through email at mgubin@optimumbank.com.

Sincerely,

Moishe Gubin
Acting Chairman of the Board

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2014

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on April 29, 2014, at 10:00 a.m. for the following purposes:

1. To elect three (3) directors;

2. To approve an Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 30, 2015;

3. To approve the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering;

4. To ratify the selection of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2014;

5. To consider an advisory vote on executive compensation;

6. To consider an advisory vote on the frequency of the advisory vote on executive compensation; and

7. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 28, 2014, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin
Acting Chairman of the Board

Fort Lauderdale, Florida

April 8, 2014

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 29, 2014. Our Proxy Statement and Annual Report on Form 10-K for 2013 are available at http://www.optimumbank.com/stockholder-information/

OPTIMUMBANK HOLDINGS, INC.

2477 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

APRIL 29, 2014

This Proxy Statement will be first mailed to shareholders on or about April 8, 2014. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, April 29, 2014, at the executive offices of OptimumBank (the “Bank”), 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on March 28, 2014 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 8,177,744 outstanding shares of common stock held of record by 901 shareholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on April 29, 2014 at 10:00 a.m. (Eastern Daylight Time), at the executive offices of the Bank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on March 28, 2014 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on six items:

1. The election of three (3) Directors (see page 7);

2. The approval of an Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 30, 2015 (see page 12);

3. The approval of the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering (see page 16);

4. The ratification of the appointment of Hacker, Johnson & Smith, PA as the Company’s independent registered public accounting firm for the 2014 fiscal year (see page 20);

5. An advisory vote on executive compensation (see page 21); and

6. An advisory vote on the frequency of the advisory vote on executive compensation (see page 22).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-866-894-0537;

•	By internet at http://www.cstproxyvote.com;

•	If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, April 28, 2014 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR the approval of the Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 30, 2015;

3. FOR the approval of the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering;

4. FOR the ratification of the appointment of Hacker, Johnson & Smith, PA as independent registered public accounting firm for the 2014 fiscal year;

5. FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement; and

6. FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Sam Borek of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 8,177,744 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 4,088,873 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering (Proposal No. 3), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the proposal, although it will be counted for the purposes of determining whether there is a quorum.

For the ratification of the appointment of Hacker, Johnson & Smith, PA (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

For the advisory vote on executive compensation (Proposal No. 5), the resolution will be approved if a majority of the shares represented in person or by proxy and entitled to vote at the meeting are cast in favor of the compensation. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For the advisory vote on the frequency of the advisory votes on executive compensation (Proposal No. 6), the frequency will be determined by a plurality of the votes cast. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take it into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on March 28, 2014 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for Director named in this proxy statement;

•	FOR the approval of the Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 30, 2015;

•	FOR the approval of the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering;

•	FOR ratification of the appointment of Hacker, Johnson & Smith, PA as the independent registered public accounting firm for the Company for the 2014 fiscal year;

•

FOR the approval of the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement;

•	FOR the approval of a frequency of every THREE YEARS for future non-binding shareholder advisory votes on executive compensation.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Anya Broadhurst

(954) 900-2805

PROPOSAL NO. 1

ELECTION OF DIRECTORS

NOMINEES

Our Board of Directors currently consists of three members and three directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. All of the nominees are current directors. The Board of Directors has nominated all three of the current directors for election at the 2014 annual meeting, based on the recommendation of the Company’s independent directors.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 37, has served as Acting Chairman of the Company since December 2011 and as a director of the Company and OptimumBank since March 2010. Mr. Gubin is the Chief Financial Officer of Infinity Healthcare Management of Illinois, LLC, a company which provides consulting services to thirty-one (31) skilled nursing facilities. Mr. Gubin is also Chief Executive Officer of Strawberry Fields, LLC, a real estate holding company, which owns properties in multiple states. Since 2009, he has served as the chief executive officer of United Rx, LLC, a long term care pharmacy, and since November 2003, his primary occupation has been the ownership and financial management of skilled nursing facilities located in Indiana and Illinois. Since 2005, he has served as the chief financial officer and principal of New York Boys Management, LLC, located in South Bend, Indiana, which provides consulting services for multiple skilled nursing facilities. From November 2003 to November 2006, Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder and president of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010.

Joel Klein, age 67, became a director of the Company and OptimumBank in February 2012. Mr. Klein has been retired since 2011. From 2006 until 2010, he served as Chief Financial Officer for Chicago-based Taxi Affiliation Services, LLC, a company that provides support services to transportation companies in five states and over twenty separate municipalities. Between 1994 and 2005, he was a vice president at The Stamford Group, Inc., a Connecticut based provider of investment and merchant banking services. Prior to his service with The Stamford Group, Mr. Klein served in various financial management capacities, including Chief Financial Officer, Controller, and Senior Accountant with various firms, including Equilease Corporation, Choice Drug Systems, Inc., The Leasing Equipment Group, Ltd., I.C. Herman & Co., Goldstein, Golub, Kessler & Co. CPA’s, and Brout, Isaacs & Co. CPA’s. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972.

Sam Borek, age 63, has served as a director of the Company since March 2004 and as a director of OptimumBank since August 2001. He also served as the Chairman of the Board of the

Company between December 2009 and December 2011, and currently serves as Vice-Chairman. Mr. Borek has served since 1977 as the managing partner of the law firm of Borek & Associates P.C. in Glenview, Illinois. From 1998 to 2006, Mr. Borek served as a director, and from 2004 to 2006, as Chairman of the Board, of NCB Holdings, Inc., a bank holding company located in Chicago, Illinois. Mr. Borek received a Bachelor of Arts degree from the University of Illinois Urbana in 1972 and a Juris Doctor from the DePaul University School of Law in 1975 and has practiced law in Illinois for the past 36 years. Mr. Borek is very involved in community activities, including prior service as President of the Niles Township School Board for High School District 219, member of the Executive Board of the Niles Township Legislative Coalition, and Director of the Midwest Friends of Israel Sport Center for the Disabled and Maccabi USA Sports for Israel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that the following directors meet the standards of independence of the applicable listing standards of NASDAQ Stock Market (“NASDAQ”): Moishe Gubin, Sam Borek and Joel Klein.

The Board of Directors Meetings and Committees

OptimumBank Holdings’ Board of Directors met sixteen times during 2013. The independent directors did not meet in executive session without management during 2013. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of three directors: Moishe Gubin (Chairman), Sam Borek and Joel Klein, each of whom is independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met once during 2013 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

In 2013, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

Prior to March 28, 2014, the Company had no formal nominating committee. Prior to that time, the independent directors of the Company performed the functions of a nominating committee. For 2013, these directors were Messrs. Gubin, Borek and Klein. The Company established a formal nominating committee and adopted a charter on March 28, 2014.

The new charter provides for the independent directors to evaluate new candidates and current directors, and recommend candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The independent directors in their capacity as the nominating committee held one meeting during 2014.

The Nominating Committee will initially look to nominating the Company’s existing directors for re-election to the Board as appropriate or to other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2015 annual meeting, recommendations must be received by December 5, 2014. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules.

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Joel Klein (Chairman), Moishe Gubin, and Sam Borek. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board has determined that each member of the Audit Committee is financially literate and independent in accordance with the more stringent NASDAQ listing standards applicable to audit committee members. The Board also has determined that Joel Klein is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met seventeen times during 2013. A Report from the Audit Committee is included on page 23.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the directors attended the 2013 annual meeting.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc., at 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, Attention: Anya Broadhurst. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Senior Financial Officer Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Board Leadership Structure and Role in Risk Oversight

The roles of chairman and chief executive officer of the Company have been separate since December 2011. Mr. Gubin currently serves as Acting Chairman of the Board of the Company. Prior to February 2013, Richard Browdy served as the Company’s chief executive officer. Mr. Browdy resigned in February 2013.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND MR. GUBIN IN ORDER TO EXTEND THE OUTSIDE CLOSING DATE TO APRIL 30, 2015

Summary of the Gubin Transaction

On March 22, 2013, the Company and Moishe Gubin entered into an amended and restated stock purchase agreement which provides for the issuance and sale of 1,833,333 shares of Company common stock, $0.01 par value, to Mr. Gubin at a price of $1.20 per share (the “Amended Stock Purchase Agreement”). Mr. Gubin currently serves as the Acting Chairman of the Company and the Bank.

The closing of the transactions contemplated by the Amended Stock Purchase Agreement (the “Gubin Transaction”) was subject to certain conditions, including approval of the transaction by the shareholders of the Company, the Federal Reserve and the State of Florida Office of Financial Regulation and the completion of the transaction by September 30, 2013.

If these conditions are fulfilled, the Company would receive proceeds from the transaction of $2,200,000.

The Company will also grant Mr. Gubin certain registration rights in connection with the purchase of the shares pursuant to the terms of a registration rights agreement to be entered into at the closing. Substantially all the proceeds from the Gubin Transaction will be utilized by the Company to increase the capital of the Bank.

As of March 28, 2014, the Company had 8,177,744 outstanding shares of common stock, including 662,446 shares that were owned by Mr. Gubin. Upon the issuance of 1,833,333 additional shares of Company’s common stock to Gubin, and assuming no other issuance of shares of Company common stock, Gubin would own approximately 2,495,779 shares of the Company’s common stock, or 24.9% of the total shares then outstanding.

Subsequent to the execution of the Amended Stock Purchase Agreement, Mr. Gubin submitted applications to the Federal Reserve and the State of Florida Office of Financial Regulation in order to obtain approval for his purchase of shares under the agreement. At the request of these agencies, the applications were withdrawn. Mr. Gubin plans to file amended applications later in 2014. There can be no assurance that such applications will be approved.

Why We Are Seeking Shareholder Approval

The Amendment to the Amended Stock Purchase Agreement is being submitted to the shareholders at the annual meeting to comply with the shareholder approval requirements of NASDAQ Rule 5635.

Under NASDAQ Rule 5635(b), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ (the “Change of Control Rule”). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”).

The Company’s Board of Directors has submitted this Proposal No. 2 to the Company’s shareholders for approval because the Change of Control Rule and the 20% Rule apply to issuance of the Company’s common stock in the Gubin Transaction. The extension of the outside closing date represents a material amendment to the Gubin Transaction which requires additional shareholder approval.

The Change of Control Rule applies because the number of shares to be purchased by Mr. Gubin exceeds 20% of the outstanding shares of the Company.

The 20% Rule applies because the shares to be sold to Mr. Gubin exceed twenty percent (20%) of the common stock of the shares of the Company outstanding before the issuance and the current closing price of the Company’s common stock is greater than the offering price of $1.20 per share in the Gubin Transaction.

The approval sought under this Proposal No. 2 will be effective to satisfy the shareholder approval required by the Change of Control Rule and the 20% Rule. Under the NASDAQ Rule 5635, the minimum vote which will constitute shareholder approval of this Proposal No. 2 is a majority of the total votes cast on the proposal in person or by proxy at the special meeting.

Background of the Transaction with Mr. Gubin

The principal reason for the issuance of shares under the Stock Purchase Agreement is to increase the capital of OptimumBank in order to assist it in meeting its regulatory capital requirements.

Starting in 2008 and continuing through 2013, the Bank has incurred substantial losses, primarily due to a high level of non-performing loans. The Company sustained net losses of $11.5 million in 2009, $8.5 million in 2010, $3.7 million in 2011, $4.7 million in 2012 and $7.1 million in 2013. These net losses have significantly reduced shareholders’ equity and the regulatory capital ratios for the Company and the Bank.

As a result of the losses incurred by the Bank and related operating issues, on April 14, 2010 the Bank consented to the issuance of an order (the “Consent Order”) by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Florida Office of Financial Regulation (the “OFR”). On February 28, 2014, the Bank agreed to the issuance of an Amended Consent Order by the FDIC and the OFR. On June 22, 2010 the Company entered into a written agreement with the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Amended Consent Order requires, among other things, that the Bank achieve and maintain a tier 1 leverage capital ratio of at least 8.0% of the Bank’s total average assets and a total risk-based capital ratio of at least 12.0% of its total risk-weighted assets. At December 31, 2013 the Bank’s Tier 1 leverage and total risk-based capital ratios were 4.21% and 6.55%, respectively. At December 31, 2013, the Bank would have needed approximately $5.5 million in additional regulatory capital to meet the total risk-based capital ratio required by the Amended Consent Order.

On October 25, 2011, the Company and Mr. Gubin entered into a Stock Purchase Agreement for the purchase of 1,687,500 shares (calculated on a post split basis) for a price of $1.60 per share. On March 22, 2013, the Company and Gubin agreed to amend this agreement by entering into the Amended Stock Purchase Agreement. The Amended Stock Purchase Agreement reduced the purchase price from $1.60 per share to $1.20 per share, increased the number of shares to be purchased from 1,687,500 to 1,833,333, and to extend the outside closing date to September 30, 2013.

Reason for the Gubin Transaction

The Company is seeking to complete the Gubin Transaction in order to assist the Bank in meeting the capital requirements of the Consent Order and to increase its lending and investment portfolio.

If the $2.2 million proceeds of the Gubin Transaction had been contributed to the Bank as of December 31, 3013, the Bank’s Tier 1 leverage and total risk-based capital ratios (on a pro forma basis) would have improved to 5.94% and 6.68%, respectively.

The actual improvement in the Bank’s capital ratios after the Gubin Transaction is completed will depend on the closing date of the Gubin Transaction; the level of the Bank’s assets and liabilities at that time, the amount of the Bank’s losses between December 31, 2013 and the date of the closing, and the amount of any additional capital received from other sources.

The additional $2.2 million in capital from Mr. Gubin is expected to provide the Company and the Bank with additional working capital to implement the Bank’s business plan, including addressing non-performing loans and funding expanded lending and investment activities.

Reason for the Amended Gubin Transaction

The Board has agreed to extend the outside closing date for the Gubin Transaction to April 30, 2015. The Company has agreed to this change because of the continuing losses incurred by the Company in 2013 and its continuing need for additional capital. The Company agreed to extension to provide Mr. Gubin with additional time in which to obtain the regulatory approvals required for hiss purchase.

Transaction Documents

Amended Stock Purchase Agreement. The consummation of the Gubin Transaction is subject to the fulfillment of a number of conditions, including:

•	Gubin obtaining the requisite regulatory approval of the Federal Reserve and the State of Florida Office of Financial Regulation; and

•	The Company obtaining shareholder approval of the Gubin Transaction.

The Amended Stock Purchase Agreement may be terminated by the Company or Gubin if the closing does not occur by April 30, 2015, but not by any party whose failure to perform any obligations under the agreement required to be performed on or prior to such date has been the cause of, or results in, the failure of the transaction to close on or before such date. The Stock Purchase Agreement contains customary representation and warranties.

Registration Rights Agreement. Under the terms of the Stock Purchase Agreement, the Company has agreed to provide Gubin with certain limited registration rights. The Company has agreed to file a registration statement on Form S-3 as soon as practicable after the closing with respect to the shares sold to Mr. Gubin, and to use reasonable best efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended. The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information. The holder of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

Purchase Price of the Gubin Transaction

In approving the Amendment to the Stock Purchase Agreement, the Board considered the fairness, from a financial point of view, regarding the decrease in the price from $1.60 to $1.20 per share. The Board determined that the price was fair in light of the following factors:

•	The book value of the Company’s common stock at December 31, 2013, which was ($.03) per share;

•	The Company’s losses of $7.1 million in 2013;

•	The Company’s need to raise capital to allow the Bank to meet the requirements of the Consent Order and implement its business plan; and

•	The limited ability of the Company to obtain additional capital from other sources.

The Board did not engage any third parties to assist the Board in its determination of the offering price due to the Company’s limited resources.

Vote Required and Recommendation of Board of Directors

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this Proposal No. 2 exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND MR. GUBIN IN ORDER TO EXTEND THE OUTSIDE CLOSING DATE TO APRIL 30, 2015.

PROPOSAL NO. 3

APPROVAL FOR PURPOSES OF THE NASDAQ RULE 5635 OF THE ISSUANCE OF UP TO 5,000,000 SHARES OF THE COMPANY’S COMMON STOCK IN A PROPOSED PRIVATE OFFERING

The Company is seeking shareholder approval for the issuance of up to 5,000,000 shares of Company’s common stock in a proposed private offering (the “Offering”).

On March 31, 2014, the Company’s Board of Directors approved the proposed Offering of up to 5,000,000 shares at a price equal to no less than 85% of the weighted average closing price of the Company’s common stock for the 30 trading days preceding the commencement of the Offering.

The Offering will not be contingent upon the sale of any minimum number of shares.

Based on the weighted average closing price of the Company’s common stock for the 30 trading days preceding the date of this proxy statement, the price would have been no lower than $1.09 per share. If the Company had sold all 5,000,000 shares in the Offering at this price, the company would have received proceeds of $5,450,000.

Why We Are Seeking Shareholder Approval

The issuance of shares in the Offering is being submitted to the shareholders at the special meeting to comply with the shareholder approval requirements of NASDAQ Rule 5635.

Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”).

The Company’s Board of Directors has submitted this Proposal No. 3 to the Company’s shareholders for approval because the 20% Rule may apply to issuance of the Company’s common stock in the Offering.

As of the date of this proxy statement, the Company had issued and outstanding 8,177,744 shares of common stock. If the Company were to sell all 5,000,000 shares in the Offering, the investors in the Offering would acquire shares representing approximately 37.9% of the outstanding shares of the Company.

The executive officers and directors of the Company and the Bank will not purchase any shares in the Offering.

The approval sought under this Proposal No. 3 will be effective to satisfy the shareholder approval required by the 20% Rule. Under the NASDAQ Rule 5635, the minimum vote which will constitute shareholder approval of this Proposal No. 3 for the purposes of the 20% Rule is a majority of the total votes cast on the proposal in person or by proxy at the special meeting.

Background and Reasons for the Offering

The reason for the Offering is to raise the capital for the Company’s bank subsidiary, Optimum Bank (the “Bank”).

Starting in 2008 and continuing through 2013, the Bank has incurred substantial losses, primarily due to a high level of non-performing loans. The Company sustained net losses of $11.5 million in 2009, $8.5 million in 2010, $3.7 million in 2011, $4.7 million in 2012 and $7.1 million in 2013. These net losses have significantly reduced shareholders’ equity and the regulatory capital ratios for the Company and the Bank.

The Company’s financial condition and results of operations are discussed in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As a result of the losses incurred by the Bank and related operating issues, on April 14, 2010 the Bank consented to the issuance of an order (the “Consent Order”) by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Florida Office of Financial Regulation (the “OFR”). On February 28, 2014, the Bank agreed to the issuance of an Amended Consent Order by the FDIC and the OFR. On June 22, 2010 the Company entered into a written agreement with the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Amended Consent Order requires, among other things, that the Bank to achieve and maintain a Tier 1 leverage capital ratio of at least 8.0% of the Bank’s total average assets and a total risk-based capital ratio of at least 12.0% of its total risk-weighted assets. At December 31, 2013 the Bank’s tier 1 leverage and total risk-based capital ratios were 4.21% and 6.55%, respectively. At December 31, 2013, the Bank would have needed approximately $5.5 million in additional regulatory capital to meet the total risk-based capital ratio required by the Amended Consent Order.

The failure of the Bank to comply with the Amended Consent Order could result in the initiation of further enforcement actions by the FDIC or OFR, including the imposition of civil monetary penalties, the imposition of further operating restrictions and, ultimately, the closing of the Bank.

During the last two years, the Company has taken a number of actions to strengthen the Company’s balance sheet, including the sale of assets and the reduction of certain operating expenses. These efforts have been partially successful in reducing the level of the Bank’s losses, but the Bank still requires additional capital in order to meet the capital requirements of the Consent Order and to return to profitability.

On March 31, 2014, the Board of Directors of the Company determined that the proposed Offering through direct sales to non-affiliates and non-directors, was the most viable alternative to increase the capital of the Bank.

If the Offering is successfully completed, the Company will receive approximately $5,450,000 in gross proceeds (assuming the price is $1.09 per share). If all of these proceeds had been contributed to the Bank as of December 31, 2013, the Bank’s Tier 1 leverage and total risk-based capital ratios (on a pro forma basis) would have been 8.48% and 11.79%, respectively.

The actual improvement in the capital ratios will depend on the actual price for the shares to be sold in the offering, the actual number of shares sold in the Offering, the closing date of the

Offering and the level of the Bank’s losses between December 31, 2013 and the date of the closing, if any. In any case, the completion of the Offering is expected to provide the Bank with enough capital to continue in operation for at least the next twelve months, assuming that the level of the Bank’s losses does not increase. This should provide the Company and the Bank with the opportunity to implement additional actions to improve the capital and profitably of the Bank, such as raising additional capital and modifying the Bank’s business plan.

The Board of Directors therefore believes that it is crucial for the Company to complete the Offering.

Purchase Price of the Offering

The purchase price in the Offering will be equal to not less than 85% of the weighted average closing price of the Company’s common stock for the 30 trading days preceding the commencement of the Offering, or the previous day’s closing price. The Board of Directors established this pricing formula based the following factors:

•	The Company’s urgent need for the proceeds of the offering.

•	The ongoing losses and deteriorating financial condition of the Company and the Bank.

•	The limited trading volume of the Company’s common stock.

After considering these factors, the Board concluded that the pricing formula for the shares was fair and in the best interests of the Company and its shareholders.

Maximum Purchase

None of the investors will be permitted to purchase shares that would result in such shareholder owning more than 9.9% of the Company’s common stock after the Offering.

Plan of Distribution

The Shares will be offered on behalf of the Company by the officers, directors and employees of the Company and the Bank.

Investors

The Company currently plans to sell the shares in the Offering exclusively to investors who are “accredited investors” under Rule 501 of Regulation D promulgated by the SEC under the Securities Act. This proxy statement does not constitute an offer to sell or a solicitation to buy any of the shares.

Use of Proceeds

The Company will use the proceeds of the Offering for the following purposes:

•	to make capital contributions to the Bank to increase the capital of the Bank.

•	to establish a capital reserve at the Company to support the future operation and growth of the Company and the Bank.

The Bank will utilize the amounts received from the Company to make loans and purchase investment securities.

Impact of the Issuance of Common Stock on Existing Shareholders

If this Proposal No. 3 is approved and the Company sells all of the shares in the Offering, these shares would represent 37.9% of the shares of the Company’s common stock then outstanding. If this occurred, the Company’s existing shareholders would hold 62.1% of the Company’s outstanding capital stock and would have relatively little influence over the Company’s affairs.

The issuance of the shares may result in a change in ownership as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to Sections 382 and 383 of the Code, the annual use of the Company’s net operating losses (“NOLs”) will be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. If a Section 382 ownership change occurs, there would be a substantial limitation on the Company’s ability to utilize its NOLs to offset future taxable income. At December 31, 2013, the Company had approximately $24.2 million of NOL carryforwards for federal income tax purposes, and approximately $35.1 million of NOL carryforwards for Florida state income tax purposes. Currently, approximately $14.2 million and $25.1 of the above net operating loss carryforwards are subject to a Section 382 limitation as a result of the capital raised during 2011. There is no assurance, however, that the Company will generate taxable income in the future against which the NOLs could be applied.

Dissenters’ Rights

Under Florida law, shareholders are not entitled to dissenters’ rights with respect to the transactions contemplated by this Proposal No. 3.

Impact if Proposal No. 3 is Not Approved

The sale of the Shares is contingent upon the approval of the Company’s shareholders of this Proposal No. 3.

If the Company is unable to complete the sale of the shares in the Offering, then the Company intends to seek alternative funding for the Bank. However, the Company is uncertain whether the alternative funding would be available, or even if available, whether it would be on terms less favorable to the Company. If the Company is unsuccessful in obtaining additional funding, then the Bank could be closed by the FDIC.

Vote Required

Under the NASDAQ Rules, the minimum vote which will constitute shareholder approval of this Proposal No. 3 for the purposes of the NASDAQ Rule 5635 is the affirmative vote of a majority of the total votes cast on this Proposal No. 3.

Assuming the existence of a quorum, Proposal No. 3 will be approved if the number of shares voted in favor of the proposal to approve the issuance of shares of common stock in the Offering exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith PA (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2014, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Hacker Johnson as the Company’s independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board of Directors values the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

The Company’s current executive compensation program is designed to provide a competitive level of annual cash compensation that will allow the Company to attract, motivate and retain individuals with the skills required to achieve the Company’s performance goals. At the present time, the Company is not utilizing any equity based compensation or other long term compensation for the Company’s executive officers due to the Company’s financial difficulties. The Company plans to consider the use of equity based compensation or other long term compensation after the Company’s financial condition is stabilized.

The advisory vote regarding the compensation of the named executive officers shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 6

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the shareholders of the Company are entitled to vote at the annual meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. Under proposed regulations issued by the SEC (the “Proposed Regulations”), shareholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on Company or the Board of Directors.

Although the vote is non-binding, the Board values the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for Company and its shareholders for following reasons:

•	A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s incentive programs, compensation strategies and the total Company performance; and

•

A three-year cycle provides the Board of Directors with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any desired changes to Company’ executive compensation program.

In accordance with the Proposed Regulations, the advisory vote regarding the frequency of the shareholder vote described in this Proposal No. 6 shall be determined by a plurality of the votes cast. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR THREE YEARS” ON PROPOSAL NO. 6 REGARDING THE FREQUENCY OF THE SHAREHOLDER VOTE TO ON EXECUTIVE COMPENSATION. NOTE: SHAREHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION REGARDING THIS PROPOSAL NO. 6.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2013 with Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith PA, communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith PA has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith PA, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and selected Hacker, Johnson & Smith PA as the Company’s independent auditor for 2014.

AUDIT COMMITTEE

Joel Klein, Chair

Moishe Gubin

Sam Borek

INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith PA (“Hacker Johnson”), the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2013.

Audit and Tax Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith PA for professional services rendered for the years ended December 31, 2013 and 2012:

Fee Category	2013 Fees	2012 Fees

Audit Fees	$63,000	$63,000

Tax Fees	$7,000	$10,500

Total Fees	$70,000	$73,500

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, PA in connection with statutory and regulatory filings or engagements.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith PA, independent public auditors for the Company for 2013 and the current year, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

EXECUTIVE OFFICERS

In February 2013, the Company’s only executive officer, Richard Browdy, resigned as the Company’s Chief Executive Officer and Chief Financial Officer. The Board of Directors subsequently appointed Jeffry Wagner to serve as Chief Financial Officer of Company, subject to the receipt of required regulatory approvals, which were received. Mr. Gubin has submitted a request for regulatory approval to serve as Chairman and Chief Executive Officer of the Company. In the interim, Thomas Procelli, the Bank’s Chief Operating Officer and Executive Vice President, has been performing the functions of the Company’s principal executive officer and principal financial officer authorized by the Company Board of Directors.

As of March 28, 2014, the executive officers of the Bank were Timothy Terry, President and Chief Executive Officer of the Bank, Jeffry Wagner, as Chief Financial Officer of the Bank, Thomas A. Procelli, Executive Vice President and Chief Operating Officer, and Jeff Cannon, Executive Vice President, Chief Lending Officer, and Chief Credit Officer. The background of each of these executive officers is set forth below.

Timothy Terry, age 58, was appointed President and Chief Executive Officer of the Bank in February 2013. Mr. Terry has been in banking for 34 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

Jeffry Wagner, age 59, was appointed Executive Vice President and Chief Financial Officer of the Bank in March 2013. Mr. Wagner has been in banking for 33 years and most recently served as CFO at Florida Business Bank in Melbourne Florida. During the 20 year period from 1980 to 2002, Mr. Wagner worked at Huntington Bank, eventually rising to SVP and Director of Profitability and Analysis at the Holding Company level. Mr. Wagner’s experience includes: mergers and acquisitions, strategic planning and corporate restructuring. He also developed Huntington’s integrated CRM solution. Mr. Wagner received his BSBA degree in Finance and International Business from Bowling Green State University. He is an officer and trustee, and past treasurer, of the Reeves Foundation. The Reeves Foundation is one of the largest private foundations in Ohio. Mr. Wagner has been a frequent speaker at conferences covering customer profitably, and appeared in numerous trade publications along with the Wall Street Journal on topics related to finance and technology.

Thomas A. Procelli, age 59, has served as the Executive Vice President and Chief Operating Officer of OptimumBank since its inception in October 2000 and as a director of OptimumBank since October 2012. Mr. Procelli has been in banking for 34 years and has a diverse background in operations, information systems, compliance and audit. Prior to his service with OptimumBank, he was Executive Vice President and Operations Officer for Enterprise National Bank of Palm Beach, located in Palm Beach Gardens, Florida, from March 1998 to August, 2000. Responsibilities included back office operations, information technology, and regulatory compliance. From 1997 to 1998, Mr. Procelli worked as a project manager for Fiserv - Mortgage Products Division of Fort Lauderdale, Florida and as an independent consultant for BankUnited, FSB of Coral Gables, Florida. From 1992 to 1996, Mr. Procelli served as Director of Data Processing for Suncoast Savings and Loan Association of Hollywood, Florida. In 1991, Mr. Procelli worked as a contingency planning consultant for Consolidated Bank located in Hialeah, Florida. During the ten year period of 1980 to 1990, Mr. Procelli was employed nine years with American Savings and Loan Association, FSB, of Miami, Florida, serving finally as Vice President of Corporate Development after managing several other departments, including Office Automation, Methods and Analysis, and Information Systems Auditing. In 1985, Mr. Procelli served as the Manager of the Computer Audit Assistance Group for the West Palm Beach, Florida office of the public accounting firm of Coopers & Lybrand. Prior to 1980, Mr. Procelli held auditing positions at Intercontinental Bank, Miami Beach, Florida; European American Bank, New York; and, National Westminster Bank USA, New York. Mr. Procelli received his MBA in finance in 1979 and his BBA degree in accounting in 1976 from Hofstra University located in Hempstead, New York.

Jeff Cannon, age 53, joined OptimumBank in May 2012 as Executive Vice President and Chief Lending Officer. Mr. Cannon is a highly experienced lender with 25 years of experience in the South Florida market. He has a proven track record in generating and maintaining strong client relationships in loan and deposit production, as well as successfully managing professional and administrative staff. He previously served as Executive Vice President - Commercial Banking Executive for CNL Bank in South Florida, and held senior lending positions at Regions Bank, Southtrust Bank N.A., First Union National Bank and Barnett Bank. Mr. Cannon received his BSBA degree in finance and real estate from Washington University located in St. Louis, Missouri and his MBA in finance from Florida Atlantic University located in Boca Raton, Florida. He is Series 79 and 63 Investment Banking and Florida Real Estate Sales Associate licensed.

EXECUTIVE COMPENSATION

The following table shows the compensation paid by the Bank for 2012 and 2013 to its executive officers whose total compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position (all positions are with the Bank except Mr. Browdy)	Year	Salary ($)	Bonus ($)	All Other Compensation($)		Total Compensation ($)

Richard L. Browdy(1)	2012	189,000	0	2,500	(2)	191,500
President and Chief Financial Officer	2013	21,091	0	0	(1)	21,091

Thomas A. Procelli	2012	144,200	0	0		144,200
Executive Vice President and Chief Operating Officer	2013	144,200	0	0		144,200

Jeffrey Cannon	2012	107,100	0	0		107,100
Executive Vice President and Chief Lending Officer	2013	180,000	0	0		180,000

Timothy Terry	2013	198,707	0	7,350	(3)	206,057
President and Chief Executive Officer

Jeffry Wagner	2013	101,326	0	0		101,326
Executive Vice President and Chief Financial Officer

(1)	Mr. Browdy resigned in February 2013.
(2)	Includes $2,500 for an automobile allowance in 2012.
(3)	Includes $7,350 for an automobile allowance.

Stock Options

No stock options were granted to any of the executive officers in 2013.

The following table sets forth certain information about the stock options held by the Company’s executive officers at December 31, 2013.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options at 12/31/13 (#) Exercisable	Number of Securities Underlying Unexercised Options at 12/31/13 (#) Unexercisable	Option Exercise Price($)	Option Expiration Date

Thomas Procelli	6/30/04	380	0	145.12	6/29/14
	12/29/05	380	0	145.12	12/28/15

Jeffrey Cannon	—	—	—	—	—

Timothy Terry	—	—	—	—	—

Jeffrey Wagner	—	—	—	—	—

Director Compensation

Each non-executive director receives compensation for serving on the Board of Directors and committees of the Board. The Chairman receives $1,500 for each Board meeting attended, and all other directors receive $1,000 for each Board meeting attended. These amounts are payable 25% in cash, and 75% in shares of the Company’s common stock (based on the fair market value on the date of grant). For Audit Committee meetings, the Chairman receives compensation of $250 for each meeting attended, and the members receive $200, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant). For Compensation Committee meetings, the Chairman receives compensation of $125 for each meeting attended and the other members receive $100, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant.

•	Director Compensation Table For 2013

Name	Cash Compensation($)	Stock Awards($)(1)	All Other Compensation	Total($)

Sam Borek	3,000	9,002		12,002
Seth Gillman(2)	2,750	10,451		13,201
Moishe Gubin	4,500	15,701		20,201
Joel Klein	3,000	11,752		14,752

(1)	The amounts in this column represent the fair value of the stock grants made to the directors in payment of a portion of their directors’ fees in 2013.
(2)	Seth Gillman resigned as a director on January 25, 2014.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2013 were made on a timely basis.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of March 28, 2014, for:

•	each of the Company’s directors and executive officers;

•	all of the Company’s directors and executive officers as a group; and

•	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Class(1)

Directors and Executive Officers*

Moishe Gubin, Acting Chairman of the Board	662,446	(2)	8.1%
Sam Borek, Vice Vice-Chairman of the Board	3,577	(3)	0.0%
Joel Klein, Director	217,761		2.7%
Thomas A. Procelli, Executive Vice President	8,125	(4)	.1%
Jeff Cannon, Executive Vice President	0		0
Timothy Terry, President and Chief Executive Officer	0		0
Jeffrey Wagner, Executive Vice President and Chief Financial Officer	0		0

All directors and executive officers as a group	891,909	(5)	10.9%

Other Greater than 5% Shareholders

A&F Realty 2722 Tucker Drive, South Bend, IN 46624	776,251		9.5%

Ari Haas 6028 N. Monticello Chicago, IL 60659	750,000		9.2%

Michael Blisko 3215 York Road, South Bend, IN 46614	705,463		8.7%

Daniel M. Borek Succ Tr The Legacy Family Irrevocable Trust 6238 Patriot Blvd., Glenview, IL 60026	500,050		6.1%

*	The address of each of the Company’s directors and executive officers is OptimumBank Holdings, Inc., 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.
(1)	Based on 8,177,744 shares of common stock outstanding on March 28, 2014.
(2)

Mr. Gubin and the Company have entered into an Stock Purchase Agreement, pursuant to which he has agreed to purchase 1,833,333 shares, subject to shareholder and regulatory approval. See Proposal No. 2 for additional information on this purchase.

(3)	Includes 760 shares that Mr. Borek is entitled to purchase under outstanding options.
(4)	Includes 760 shares that Mr. Procelli is entitled to purchase under outstanding options.
(5)	Includes 1520 shares that may be purchased under outstanding options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are transactions since January 1, 2013, or proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

Three entities related to Moishe Gubin and one entity related to Sam Borek, who are current directors of the Company and the Bank, have loans outstanding from the Bank.

First Mortgage Loan to Michel Vogel and Samra Vogel

The Company has an outstanding first mortgage loan to Michel Vogel and his wife, Samra Vogel. Michel Vogel is the son-in-law of former Company’s director and President, Richard Browdy. Mr. Vogel was employed by the Bank as Vice President and Chief Credit Officer until August 2013.

The loan was originated in June 2004, with an original loan balance of $216,000. As of December 31, 2013, the loan balance is approximately $182,669 and the interest rate is 5.5%. This loan is in default and foreclosure proceedings have commenced.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of the Company expected to be held in April 2015 must be in writing and received by the Corporate Secretary of OptimumBank Holdings, Inc. at its main offices, 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, no later than December 31, 2014. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. requests should be sent to OptimumBank Holdings, Inc., Attn: Anya Broadhurst, 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308. Our proxy statement, annual reports on form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

OPTIMUMBANK HOLDINGS, INC.

As a shareholder of OptimumBank Holdings, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2014.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1 (866) 894-0537		Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.’S BOARD OF DIRECTORS.

Please mark your votes like this:  ☒

1. To elect three (3) directors:	FOR: ☐	WITHHOLD: ☐	FOR ALL: ☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
NOMINEES: 01 Moishe Gubin, 02 Sam Borek, 03 Joel Klein

2. To approve the Amendment to the Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 30, 2015.	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

3. To approve the issuance of up to 5,000,000 shares of the Company’s common stock in a proposed private offering.	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

4. To ratify the appointment of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2014.	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

5. To consider an advisory vote on executive compensation	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

6. To consider an advisory vote on the frequency of the advisory vote on executive compensation.	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER

Signature	Signature	Date	, 2014.

IMPORTANT–PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

OPTIMUMBANK HOLDINGS, INC.

PROXY

FOR 2014 ANNUAL MEETING OF THE SHAREHOLDERS

April 29, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MOISHE GUBIN and SAM BOREK, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 29, 2014, at 10:00 a.m. or at any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)